Exhibit 5.1

11 May 2011

Matter No.: 893667

Doc Ref: AC/al/362631

Tel. No.: 852 2842 9531

E-mail: Anna.Chong@conyersdill.com

China Metro-Rural Holdings Limited

Suite 2204, 22/F, Sun Life Tower

The Gateway, 15 Canton Road

Tsimshatsui, Kowloon

Hong Kong

Attention: The Directors

Dear Sirs,

Re: China Metro-Rural Holdings Limited (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with the Company’s registration statement on form F-3 filed with the United States Securities and Exchange Commission (the “Commission”) on 21 January 2011 and declared effective on 2 March 2011 (as amended by a prospectus supplement dated 6 May 2011 filed with the Commission on 9 May 2011) (the “Registration Statement”), relating to the issue and sale by the Company of 1,745,674 units (including up to 227,696 units issuable pursuant to an over-allotment option) (the “Units”), each of which consisting of one ordinary share of par value US$0.001 each of the Company (the “Ordinary Shares”) and one warrant to purchase 0.65 of one Ordinary Share (the “Warrants”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

For the purposes of giving this opinion, we have examined copies of the following documents:

(i)	the Registration Statement;

(ii)	the prospectus (the “Base Prospectus”) dated 5 May 2011 contained in the Registration Statement;

(iii)	the prospectus supplement dated 6 May 2011 (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”); and

(iv)	the warrant agent agreement dated 11 May 2011 entered into between the Company and American Stock Transfer and Trust Company, LLC concerning the Warrants (and incorporating the form of Warrants set out in Exhibit A hereto) providing for the issue from time to time of the Warrants.

The documents listed in items (i) through (iv) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the articles of association of the Company, as obtained from the Registrar of Corporate Affairs on 9 May 2011, resolutions in writing signed by all the directors of the Company and dated 21 January 2011 and minutes of the pricing committee of the board of directors held on 6 May 2011 (collectively the “Resolutions”), a certificate of good standing issued by the Registrar of Corporate Affairs dated 28 April 2011, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (d) that the resolutions contained in the Resolutions will not be rescinded or amended, (e) that the Company will issue the Ordinary Shares in furtherance of its objects as set out in its memorandum of association, (f) that the Company’s constitutional documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Ordinary Shares at the time of issue, whether as a separate issue or on the exercise of any Warrants, (i) that the form and terms of the Warrants and Ordinary Shares will be in the form set out in the Documents reviewed by us; (j) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms; (k) that the issuance and sale of and payment for the Warrants and the Ordinary Shares issuable upon the exercise of the Warrants will be in accordance with the Documents or any other applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the Base Prospectus set forth therein and applicable supplement thereto), (l) that, upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (m) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under the Documents and any and all other documents entered into by such parties in connection with the issuance of the Units, Warrants and Ordinary Shares, and the due execution and delivery thereof by each party thereto, and (n) that on the date of issuing any Ordinary Shares the Company is, and after issuing any Ordinary Shares will be, able to pay its liabilities as they become due.

The obligations of the Company in connection with the Warrants and Ordinary Shares, any agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a British Virgin Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; and (e) may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

“Non-assessability” is not a legal concept under British Virgin Islands law, but when we describe the Ordinary Shares as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the memorandum and articles of association after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of the registration, issue and sale by the Company of the Ordinary Shares and the Warrants and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.	Upon the due issuance of any Ordinary Shares and payment of the consideration therefor, such Ordinary Shares will be validly issued, fully paid and non-assessable.

3.	Upon the due issuance of any Ordinary Shares upon exercise of the Warrants and payment of the consideration therefor, such Ordinary Shares will be validly issued, fully paid and non-assessable.

4.	Upon the due issuance of any Warrants and payment of the consideration therefor, such Warrants will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman